Exhibit 99.2
Certification Pursuant to
18 U.S.C. §1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

       In connection with the Quarterly Report of Brown Shoe Company, Inc. (the "Registrant") on Form 10-Q for the quarter ending May 3, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew M. Rosen, Senior Vice President, Chief Financial Officer and Treasurer of the Registrant, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Andrew M. Rosen
Andrew M. Rosen
Senior Vice President, Chief Financial Officer and Treasurer
Brown Shoe Company, Inc.
June 11, 2003
        A signed original of this written statement required by Section 906 has been provided to Brown Shoe Company, Inc. and will be retained by Brown Shoe Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.